1 DRAFT 04.07.2021 MID PENN BANCORP, INC. Investor Presentation August 2023

2 Cautionary Notice Regarding Forward-Looking Statements This presentation and management’s related discussion regarding Mid Penn Bancorp, Inc. (“Mid Penn”) contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the impact Mid Penn expects its recently completed merger with Brunswick Bancorp (“Brunswick”) to have on the combined entity’s operations, financial condition, and financial results, and Mid Penn’s expectations about its ability to successfully integrate their respective businesses and the amount of cost savings and overall operational efficiencies Mid Penn expects to realize as a result of the acquisition. The forward-looking statements also include predictions or expectations of future business or financial performance, as well as goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “intend,” “expect,” “anticipate,” “strategy,” “plan,” “estimate,” “approximately,” “target,” “project,” “propose,” “possible,” “potential,” “should” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of Mid Penn) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: the risk that the businesses of Mid Penn and Brunswick will not be integrated successfully; the possibility that the cost savings and any synergies or other anticipated benefits from the acquisition may not be fully realized or may take longer to realize than expected; disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Mid Penn or Brunswick have business relationships; diversion of management time on merger-related issues; the reaction to the transaction of the companies’ customers, employees and counterparties; and other factors, many of which are beyond the control of Mid Penn. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2022, and any updates to those risk factors set forth in Mid Penn’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Mid Penn with the SEC and are available on the SEC’s website at www.sec.gov. All forward- looking statements, expressed or implied, included herein are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Mid Penn or its respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Mid Penn does not undertake any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as specifically required by law. Third Party Sources and Non-GAAP Financial Measures Certain information contained in this presentation and statements made orally during this presentation relate to or are based on publications and other data obtained from third-party sources. While Mid Penn believes these third-party sources to be reliable as of the date of this presentation, Mid Penn has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of certain non-GAAP financial measures to GAAP financial measures are provided in the Appendix. Numbers in this presentation may not sum due to rounding. Forward-Looking Statements / Non-GAAP Disclosures

Mid Penn Bancorp, Inc. Overview at June 30, 2023

Holding Company for Mid Penn Bank

Assets	Loans	Deposits
$5.1 B	$4.0 B	$4.3 B

Financial Highlights

Adj. Net Income[1]	$11.1M / $0.68 p/sh	**NPAs / Assets**	0.32%
Adj. MRQ ROAA[1,2]	0.92%	**MRQ NCOs / Avg. Loans [2]**	0.02%
Adj. MRQ ROATCE[1,2]	11.81%	**TCE / TA [1]**	8.0%
MRQ NIM[2]	3.29%	**Loans / Deposits**	94.0%

Franchise Highlights

- Banking subsidiary: Mid Penn Bank (est. 1868), state chartered non member bank and trust company, headquartered in Millersburg, PA
- A PA based commercial bank operating strategically in western, central and eastern markets
  - ✓ 48 active full-service retail banking locations in the Pennsylvania counties of Berks, Blair, Bucks, Centre, Chester, Clearfield, Cumberland, Dauphin, Fayette, Huntingdon, Lancaster, Lehigh, Luzerne, Montgomery, Perry, Schuylkill, and Westmoreland with 5 Central New Jersey branches recently acquired through Brunswick
- Dedicated to providing comprehensive banking and trust services, including wealth management
- Highly active in the last 3 years with key strategic initiatives
  - ✓ Share Repurchase Program
    - $2.8 million / 104k shares in Q2'2022 | $3.5 million / 204k shares in 2023
  - ✓ Strategic Acquisitions
    - Closed acquisition of Riverview Financial in November 2021 for $143 million
    - Closed acquisition of Brunswick Bancorp in May 2023 for $46 million
  - ✓ Attractive Growth Plan
    - Brunswick acquisition provides entry into the dynamic central New Jersey Market

Source: S&P Global Market Intelligence, Company Documents.
Note: Financial information as of or for the quarter ended June 30, 2023.
(1) Non-GAAP financial metric. Please see Appendix for GAAP to non-GAAP reconciliation. (2) Annualized financial metric.

MID PENN BANCORP

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Strengthening Presence Across Pennsylvania as a Premier Community Bank

Branch Map



MPB (48)
Scranton
Pittsburgh
Altoona
Harrisburg
Reading
Allentown
Philadelphia
New Jersey
Baltimore

Top Pennsylvania Headquartered Community Banks[1,2]

Rank	Institution Name	Branches (#)	Total Assets ($M)[3]
1	S&T Bancorp Inc. (PA)	70	9,253
2	Univest Financial Corp. (PA)	45	7,600
3	Republic First Bancorp Inc. (PA)	14	6,157
4	CNB Financial Corp. (PA)	26	5,664
5	Firstrust SB (PA)	16	5,170
6	**Mid Penn Bancorp Inc. (PA)**	**43**	**5,094**
7	Peoples Financial Services (PA)	26	3,682
8	Orrstown Financial Services (PA)	16	3,008
9	Citizens Financial Services (PA)	36	2,892
10	Citizens & Northern Corp. (PA)	28	2,471

Top-5 Deposit Market Share by County

Pennsylvania County	Market Share	County Rank
Dauphin	16.5%	#1
Schuylkill	19.3%	#2
Clearfield	12.8%	#2
Perry	13.6%	#3
Huntingdon	8.8%	#3

Harrisburg MSA Deposit Market Share[2]

Rank	Institution Name	Branches (#)	Total Deposits ($M)	Deposit Market Share (%)
1	The PNC Finl Svcs Grp (PA)	9	$5,526	28.79
2	M&T Bank Corp. (NY)	21	2,354	12.26
3	F.N.B. Corp. (PA)	10	1,801	9.38
4	**Mid Penn Bancorp Inc. (PA)**	**15**	**1,728**	**9.00**
5	Wells Fargo & Co. (CA)	8	1,170	6.10
6	Orrstown Financial Services (PA)	7	1,082	5.64
7	Fulton Financial Corp. (PA)	9	1,024	5.33
8	Citizens Financial Group Inc. (RI)	7	732	3.81
9	First Commonwealth Financial (PA)	4	716	3.73
10	Banco Santander S.A.	8	553	2.88

Source: S&P Global Market Intelligence, FDIC.
(1) Community Banks defined as banks with less than $10B in total assets. (2) Based on FDIC data as of June 30, 2022. Adjusted for branch closures/openings since June 30, 2022. (3) Total Assets data as of most recent quarter reported.

MID PENN BANCORP
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5 Recently Closed Acquisition of Brunswick Bancorp Source: S&P Global Market Intelligence; Company Documents. FDIC deposit data as of 6/30/2022. Note: Transaction data as of deal close date. Significant Opportunity to Grow Brunswick BranchesAcquisition Update $392MM Total Assets $283MM Core Deposits MPB (43) BRBW (5) $50 $235 $149 BRBW County Overall Excl. Top 3 $95 $165 $129 BRBW County Overall Excl. Top 3 Middlesex County Monmouth County Selected Added Capabilities Treasury Management Trust & Wealth Management Digital Capabilities Private Banking & Insurance $325MM Total Loans Announced: December 20, 2022 | Closed: May 19, 2023

Focused on Growing the Broader Philadelphia + Central/Southern NJ Markets

Sizeable Markets

$737 Billion in Total Market Deposits

Philadelphia MSA	Central NJ[1]	South NJ[2]
$535 Bn *Total Deposits in the Market*	**$137 Bn** *Total Deposits in the Market*	**$65 Bn** *Total Deposits in the Market*
68% *Top 3 Deposit Market Share*	**47%** *Top 3 Deposit Market Share*	**48%** *Top 3 Deposit Market Share*
Top 3: Capital One, TD Bank, Wells	*Top 3: PNC, BofA, Wells*	*Top 3: TD Bank, Wells, PNC*

Above Average Growth and Wealth

Population Change 2010 - 2023



6.1%
5.4%
7.1%
2.2%
Philly Counties of focus (3)
Central NJ Counties of focus
South NJ Counties of focus
State of PA

2023 Median Household Income



$101,900
$109,236
$90,407
$70,856
Philly Counties of focus (3)
Central NJ Counties of focus
South NJ Counties of focus
State of PA

Capitalizing on Market Disruption

The market area has undergone significant consolidation since 2016

Philadelphia MSA

- ✓ Citizens Financial Services / HV Bancorp
- ✓ WSFS Financial Corp / Bryn Mawr Bank Corporation
- ✓ Citizens & Northern Corporation / Covenant Financial
- ✓ S&T Bancorp DNB Financial Corporation
- ✓ WSFS Financial Corp / Beneficial Bancorp

Central/South Jersey

- ✓ Lakeland Bancorp / 1st Constitution Bancorp
- ✓ OceanFirst Financial Corp. / Two River Bancorp
- ✓ OceanFirst Financial Corp. / Capital Bank of New Jersey
- ✓ OceanFirst Financial Corp. / Sun Bancorp
- ✓ Northfield Bancorp / Hopewell Valley

Source: S&P Global Market Intelligence, FDIC. Note: FDIC deposit data as of 6/30/2022.
(1) Central New Jersey defined as Monmouth, Mercer, Middlesex, Hunterdon and Somerset counties.
(2) South New Jersey defined as Burlington, Gloucester, Ocean and Camden counties.
(3) Philly Counties defined as Montgomery, Bucks, Chester and Delaware counties.

MID PENN BANCORP

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Q2 2023 Highlights

Selected Highlights	Key Statistics
Balance Sheet	• Organic loan growth of $98.3 million, or 11% annualized, during the three months ended June 30, 2023 from the first quarter • Total deposits increased by 11% since March 2023 primarily due to the completion of the Brunswick Bancorp acquisition • Total accumulated other comprehensive loss was 4.5% of tangible shareholders' equity[1] at June 30, 2023
Income Statement	• Recorded quarterly adjusted net income[1] of $11.1 million or $0.68 per common share • Increased net interest income from $36 million to $36.4 million during the three months ended, with an increase of $2.6 million to $72.5 million for 6 months ended June 30, 2023 compared to $69.8 million for same period of 2022 • Noninterest income increased by $895 thousand to $5.2 million, compared to noninterest income of $4.3 million from the previous quarter. The primary driver was a death benefit claim related to BOLI and increased revenues from the MPB insurance division.
Strategic Actions	• During the six months ended, Mid Penn repurchased 204,379 shares ✓ The shares were repurchased at an average price of $22.41 ✓ Pursuant to its $15 million treasury stock repurchase program announced in 2020, the program has been reauthorized through May 11, 2024 • Implemented Branch Optimization Plan with 16 branches closed since March 2022 ✓ Closed 13 legacy Riverview branches ✓ Closed 3 legacy Mid Penn branches • Closed the acquisition of Brunswick Bancorp in May 2023 ✓ Added 5 new branches and expands the company into the Central NJ market

Source: S&P Global Market Intelligence, Company Documents. Note: Financial information as of or for the quarter ended June 30, 2023.
(1) Non-GAAP financial metric.

MID PENN BANCORP INC.
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8 $910 $1,624 $1,763 $1,996 $2,993 $3,512 $4,033 2017 2018 2019 2020 2021 2022 2023Q2 $910 $1,624 $1,763 $2,384 $3,104 $3,514 $4,035 2017 2018 2019 2020 2021 2022 2023Q2 $1,024 $1,726 $1,912 $2,475 $4,002 $3,778 $4,287 2017 2018 2019 2020 2021 2022 2023Q2 $1,170 $2,078 $2,231 $2,999 $4,689 $4,498 $5,094 2017 2018 2019 2020 2021 2022 2023Q2 Demonstrated Ability to Drive Balance Sheet Growth Gross Loans ($M) 1Total Assets ($M) Source: S&P Global Market Intelligence, Company Documents. (1) Excludes Loans Held for Sale; includes PPP loans totaling $388M in 2020, $111M in 2021, $2.6M in 2022, and $1.6M in 2023Q2. (2) Core Loans equals Gross Loans excluding Loans Held for Sale and PPP loans. Core Loans ($M) 2Total Deposits ($M)

9 0.01% 0.03% MPB Peer Median 9.2% (17.7%) MPB Peer Median 3.29% 3.21% MPB Peer Median Well-Positioned to Grow in a Challenging Environment LTM Loan Growth (ex. PPP)(1) 27.0% 13.5% MPB Peer Median Source: S&P Global Market Intelligence, Company Documents. Note: Financial data as of or for the quarter ended June 30, 2023 unless otherwise stated. MRQ = Most recent quarter. LTM = Last twelve months. (1) Excludes loans acquired from the Brunswick acquisition. (2) Includes nationwide major-exchange traded banks with total assets between $2-$8B as of June 30, 2023, excluding merger targets and mutuals. AOCI / GAAP Equity MRQ Net Interest Margin NIB Deposit Growth Since 2022Q4 MPB Rank: 88th Percentile (2) MPB Rank: 73rd Percentile (2) (2) MPB Rank: 54th Percentile (2) MPB Rank: 90th Percentile LTM NCOs / Average Loans 3.4% 11.9% MPB Peer Median MPB Rank: 82nd Percentile (2) LTM Loan Growth MPB excluding Brunswick Acquisition(1) 16.3% 13.5% MPB Peer Median MPB Rank: 65th Percentile

10 ($000s) June 30, 2023 Loan Type Balance % Total CRE Owner Occupied $590,339 14.6% CRE Non-Owner Occupied 1,109,961 27.5% Construction & Land 519,413 12.9% Residential Mortgage 651,331 16.1% Home Equity 92,912 2.3% Multifamily 241,710 6.0% C & I 553,639 13.7% Consumer & Other 282,629 7.0% Total $4,041,934 100% Loan Portfolio Overview Loan Portfolio Composition1 Asset Quality Trends CRE Owner Occupied 15% CRE Non- Owner Occupied 27% Construction & Land 13% Residential Mortgage 16% Home Equity 2% Multifamily 6% C & I 14% Consumer & Other 7% Source: Company Documents, S&P Global Market Intelligence. (1) 2023Q2 bank-level call report data used. Includes Loans Held for Sale and PPP loans. (2) Includes nationwide major-exchange traded banks with total assets between $2-$8B as of June 30, 2023, excluding merger targets and mutuals. 2016 to YTD 2023 NCOs / Average Loans 0.11% (0.01%) (0.02%) 0.02% 0.01% 0.07% (0.00%) 0.02% 0.09% 0.07% 0.05% 0.07% 0.07% 0.03% 0.02% 0.03% 2016 2017 2018 2019 2020 2021 2022 YTD 2023 MPB Peer Median Cumulative NCOs / Average Loans (2) (2) 0.19% 0.56% MPB Peer Median MPB Rank: 85th Percentile

Deeper Dive into the Office CRE Portfolio

Office Portfolio by County

County	Balance ($000s)	% of Office	% of Total Portfolio
Burlington ,NJ	$24,094	10%	1%
Bucks ,PA	$14,484	6%	0%
Delaware ,PA	$12,797	5%	0%
Philadelphia ,PA	$10,697	4%	0%
Chester ,PA	$8,940	4%	0%
Montgomery ,PA	$7,048	3%	0%
Cecil ,PA	$3,799	2%	0%
Other Philadelphia Counties	$104	0%	0%
Philadelphia Market	**$81,962**	**35%**	**2%**
Cumberland, PA	$61,778	26%	2%
Dauphin, PA	$14,282	6%	0%
Other Harrisburg Counties	$178	0%	0%
Harrisburg Market	**$76,238**	**32%**	**2%**
Lancaster, PA	$16,979	7%	0%
Lancaster Market	**$16,979**	**7%**	**0%**
Lehigh, PA	$8,893	4%	0%
Northampton, PA	$5,067	2%	0%
Other Lehigh Counties	$1,356	1%	0%
Lehigh Valley Market	**$15,316**	**6%**	**0%**
Schuylkill, PA	$11,093	5%	0%
Pottsville Market	**$11,093**	**5%**	**0%**
Fayette , PA	$2,648	1%	0%
Other Pittsburgh Counties	$4,348	2%	0%
Pittsburgh Market	**$6,996**	**3%**	**0%**
Harrison , WV	$6,824	3%	0%
Centre , PA	$5,104	2%	0%
Berks , PA	$3,438	1%	0%
Baltimore , MD	$3,369	1%	0%
York , PA	$2,938	1%	0%
Franklin , PA	$2,443	1%	0%
Other Counties	$5,179	2%	0%
Other Market Total	**$29,295**	**12%**	**1%**
MPB NOO Office Portfolio	**$237,879**	**100%**	**6%**

Source: Company Documents.

Office Loan-to-Value (LTV)

Top 5 Largest Markets



59.1%
53.7%
45.4%
46.2%
38.8%
59.6%
Philadelphia Market
Harrisburg Market
Lancaster Market
Lehigh Valley Market
Pottsville Market
MPB Total Portfolio

Commentary

- $238 million portfolio, which is 6% of total loans
- Highly diversified by geography with minimal exposure to downtown metro areas
- Weighted average LTV of 59.6%
- Weighted average Debt Service Coverage of 1.55x
- In-depth portfolio review recently performed:
  - ✓ 90% penetration rate (all balances over $1mm)
  - ✓ Obtained current rent role and/or current financials
  - ✓ Stress tests performed on debt service and NOI

MID PENN BANCORP

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12 Mid Penn Investment Highlights Experienced management team focused on driving franchise value History of consistent earnings, dividend and book value growth Strong asset quality results over the last 8 years resulting from an exceptional risk management culture Clearly identified strategic initiatives to drive profitability and shareholder returns Proven ability to acquire and successfully integrate franchises Complimentary markets of operation provide low cost, stable deposits and higher growth lending opportunities Long track record and demonstrated ability to drive balance sheet growth

13 136% 125% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% MPB National Peers 622% 204% 0% 100% 200% 300% 400% 500% 600% 700% MPB National Peers Long History of Enhancing Shareholder Value Compound Tangible Book Value per Share + Dividends (Non-GAAP) Growth Source: S&P Global Market Intelligence. Note: National Peers include 119 nationwide major-exchange traded banks with total assets between $2-$8B as of June 30, 2023, excluding merger targets and mutuals. Total Asset Growth Franchise Growth & Expansion With Superior Value Creation CAGR’s calculated through to 2023Q2

14 2016 2017 2018 2019 2020 2021 2022 Aug'23 MidPenn Bancorp, Inc. 54% 120% 55% 100% 58% 136% 129% 85% Proxy Peer Group(1) 49% 47% 35% 61% 18% 74% 64% 41% KRX Index 45% 46% 26% 56% 24% 69% 61% 44% Return to Shareholders Since 2016 Total Return Performance Source: S&P Global Market Intelligence. Note: Market data as of 8/4/2023. (1) Proxy peers are a custom Mid-Atlantic peer group disclosed in the 2023 Proxy; includes: ACNB, AROW, CARE, CATC, CCNE, CHCO, CNOB, CZNC, EBTC, FCF, FISI, FLIC, FRST, ORRF, PFIS, PGC, SMMF, STBA, TMP, and UVSP (Lakeland Bancorp, Inc. excluded after PFS acquisition) (Republic First Bancorp, Inc. excluded after Avery Conner Capital Trust strategic investment). Total Return: $100 invested in Mid Penn Bancorp, Inc. Stock (NASDAQ: MPB) as of Dec 31, 2015, and held through August 4, 2023 returned a cumulative 85%. Comparatively, the KRX (KBW Nasdaq Regional Bank Index) averaged a cumulative return of 44% for the same period and MPB’s proxy peer group averaged a lower cumulative return of 41% for the same period. (1) 85% 41% 44% (20%) 0% 20% 40% 60% 80% 100% 120% 140% 160% MPB Proxy Peers KRX

15 Appendix

16 HEATHER R. HALL Market President, EVP Ms. Heather R. Hall, Executive Vice President and Market President, joined Mid Penn Bank in 2016 in the commercial banking group. With over 20 years of experience in the finance and banking industries, Ms. Hall provides leadership and oversight of the Bank’s loan and deposit activities throughout the Capital and Lancaster regions. She is an active member of her community and serves on the Harrisburg Regional Chamber Board as well as their Finance Committee. Ms. Hall holds a Bachelor’s Degree in Business Administration from Shippensburg University. SCOTT MICKLEWRIGHT Chief Revenue Officer, SEVP Mr. Scott W. Micklewright joined Mid Penn Bank in 2009 as Vice President and Senior Middle Market Loan Manager. Now serving as Senior Executive Vice President and Chief Revenue Officer, Mr. Micklewright oversees all aspects of net interest income generation, including all loan and deposit functions. As the primary catalyst to the development of a high performing calling team in commercial lending, cash management, residential mortgage, SBA and agricultural lending, he has built an integrated business development team during his time with Mid Penn. Mr. Micklewright holds a Bachelor’s Degree in Business Management from Millersville University. JUSTIN WEBB Chief Operating Officer, SEVP Mr. Justin T. Webb joined Mid Penn Bank in 2012 as Chief Credit Officer. In his current role as Senior Executive Vice President and Chief Operating Officer, he oversees the Bank’s administration, operations, credit, security/facilities groups, as well as the Bank’s acquisition transitions. He was previously employed by Bank of America and served as Vice President – Credit Risk Manager for the Commercial Real Estate Bank. Mr. Webb serves on the Board of Directors for Big Brothers Big Sisters of the Capital Region. Mr. Webb holds a Bachelor’s Degree in Finance from the University of Pittsburgh. Experienced Management Team Source: Company Documents. RORY RITRIEVI Chief Executive Officer Mr. Rory G. Ritrievi joined Mid Penn Bank and parent company Mid Penn Bancorp, Inc. in 2009 as President and Chief Executive Officer. Prior to joining Mid Penn, Mr. Ritrievi served as Market President and Chief Lending Officer of Commerce Bank/Harrisburg. Mr. Ritrievi has over 35 years of experience in the financial services industry and is a licensed, but non-practicing attorney in the Commonwealth of Pennsylvania. He currently serves on the Advisory Board for Widener Law Commonwealth’s Business Advising Certificate Program, serves on the Board of Directors of the Harrisburg Area YMCA, and serves on the Board of the Pennsylvania Breast Cancer Coalition and is an active member of his community. Mr. Ritrievi holds a Juris Doctor from Widener University School of Law and a Bachelor’s Degree in Economics from the University of Pittsburgh. ALLISON JOHNSON Chief Financial Officer, SEVP Ms. Allison S. Johnson joined Mid Penn Bank and parent company Mid Penn Bancorp, Inc. in 2022 as Senior Executive Vice President and Chief Financial Officer. In her role as Chief Financial Officer, Ms. Johnson is responsible for the overall financial management of the company, including accounting operations, interest rate risk, liquidity, financial planning, and mergers and acquisitions. She also serves as the financial advisor to the CEO and Board of Directors. Prior to joining Mid Penn, Ms. Johnson was Executive Vice President and Chief Financial Officer of Spirit of Texas Bank. Ms. Johnson is a certified public accountant and holds a Bachelor of Science degree in accounting from the University of Florida and a Master of Accounting from Florida State University. JOAN DICKINSON Chief Retail Officer, EVP Ms. Joan E. Dickinson, Executive Vice President and Chief Retail Officer, joined Mid Penn Bank in 2013 as a Vice President and Commercial Loan Officer and later served as a Regional President. Prior to joining Mid Penn, Ms. Dickinson served as a Vice President and Business Banker at Santander Bank. She started her career in banking at the former Meridian Bank in Reading, PA. Ms. Dickinson is very active in the community as a Rotarian and has served on many boards throughout the greater Harrisburg area. Ms. Dickinson has a Bachelor’s Degree in Accounting from Moravian College and an MBA from Lehigh University.

17 RAY M. MINCARELLI, JR. President of Commercial Real Estate, EVP Mr. Ray M. Mincarelli, Jr., Executive Vice President and President of Commercial Real Estate, has over 50 years of commercial banking experience. Mr. Mincarelli has been in the specialized lending area of Real Estate Finance throughout his career. He has also served on 17 bank mergers and acquisitions teams along with their respective transition teams. Mr. Mincarelli is very active in his community and has held many board positions as well as served as advisor to charitable foundations and private family trusts. Mr. Mincarelli is a U.S. Military Veteran having served six years of active duty and U.S. Military Reserves. JOSEPH PAESE Director of Trust and Wealth Management, EVP Mr. Joseph L. Paese joined Mid Penn Bank as Exec. VP and Dir. of Trust and Wealth Management in 2016 with more than 38 years of experience in the industry. He previously served as Managing Executive at F.N.B. Corporation and First National Investment Advisors (RIA). Mr. Paese was the Founder, President & CEO of Legacy Trust Company and Legacy Investment Services in Harrisburg, PA. He is a licensed CFP and is a graduate of the National Trust and National Graduate Trust School of Northwestern University. He holds a Bachelor’s Degree in Finance from Shippensburg University. Experienced Management Team (Continued) Source: Company Documents. JORDAN D. SPACE Chief Corporate Development Officer, EVP Mr. Jordan D. Space joined Mid Penn Bank in 2022 as Executive Vice President and Chief Corporate Development Officer. In his role, he assists the CEO in the development of new lines of business across the corporation to increase market share and strengthen Mid Penn’s brand presence throughout the state. He previously served as Executive Vice President and Market President for S&T Bank. Mr. Space was recognized as one of Central Penn Business Journal’s Power 30 in Banking and Finance. He holds a Bachelor’s Degree in Finance from the University of Pittsburgh.

18 Franchise Snapshot: Corporate Structure Source: Company Documents. (1) MPB Management is a future potential business line currently in planning stages. Mid Penn Bancorp, Inc. Mid Penn Bank ✓ Consumer Banking ✓ Commercial Banking ✓ Trust and Wealth Management Services ✓ Retail Brokerage ✓ Private Banking ✓ Residential Lending MPB Financial Services MPB Wealth MPB Risk MPB Management 1 ✓ High / Ultra- High-Net Worth Comprehensive Investment & Wealth Management ✓ Property & Casualty ✓ Accident & Health ✓ Life ✓ Disability ✓ Employee Benefits ✓ Tax Advisory ✓ Family Office ✓ Philanthropic Management MPB Launchpad ✓ Early-stage Technology Investments ✓ Fintech & Depository convergence

19 Non-GAAP Reconciliation ($000s) As of December 31, As of June 30, 2017 2018 2019 2020 2021 2022 2023 Total Common Equity $75,703 $223,209 $237,874 $255,688 $490,076 $512,099 $530,962 Goodwill 3,918 62,840 62,840 62,840 113,835 114,231 129,403 Other Intangibles 434 7,221 5,758 4,360 9,436 7,260 7,453 Less: Total Intangible Assets 4,352 70,061 68,598 67,200 123,271 121,491 136,856 Tangible Common Equity $71,351 $153,148 $169,276 $188,488 $366,805 $390,608 $394,106 Total Assets $1,170,354 $2,077,981 $2,231,175 $2,998,948 $4,689,425 $4,486,257 $5,093,887 Goodwill 3,918 62,840 62,840 62,840 113,835 114,231 129,403 Other Intangibles 434 7,221 5,758 4,360 9,436 7,260 7,453 Less: Total Intangible Assets 4,352 70,061 68,598 67,200 123,271 121,491 136,856 Tangible Assets $1,166,002 $2,007,920 $2,162,577 $2,931,748 $4,566,154 $4,364,766 $4,957,031 Tangible Common Equity / Tangible Assets 6.12% 7.63% 7.83% 6.43% 8.03% 8.95% 7.95% Tangible Book Value Per Share $16.82 $18.10 $19.96 $22.39 $22.99 $24.59 $23.79 Source: S&P Global Market Intelligence, Company Filings.

20 Non-GAAP Reconciliation ($000s) 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 Net Income Available to Common Shareholders $12,252 $15,481 $15,719 $11,227 $4,836 Plus: Merger and Acquisition Expenses -- -- 294 224 7,944 Less: Tax Effect of Merger and Acquisition Expenses -- -- 62 47 1,668 Net Income Excluding Non-Recurring Expenses $12,252 $15,481 $15,951 $11,404 $11,112 Weighted Average Shares Outstanding 15,934,083 15,877,592 15,883,003 15,886,186 16,235,106 Adjusted Earnings Per Common Share $0.77 $0.97 $0.99 $0.72 $0.68 Source: S&P Global Market Intelligence, Company Filings.

21 Non-GAAP Reconciliation ($000s) 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 Net Income Available to Common Shareholders $12,252 $15,481 $15,719 $11,227 $4,836 Plus: Merger and Acquisition Expenses -- -- 294 224 7,944 Less: Tax Effect of Merger and Acquisition Expenses -- -- 62 47 1,668 Net Income Excluding Non-Recurring Expenses $12,252 $15,481 $15,951 $11,404 $11,112 Average Shareholder's Equity $495,681 $502,082 $505,769 $510,857 $504,535 Less: Average Goodwill 113,835 113,835 113,879 114,231 120,284 Less: Average Core Deposit and Other Intangibles 7,983 7,465 6,966 7,129 7,016 Average Tangible Shareholder's Equity $373,863 $380,782 $384,924 $389,497 $377,235 Average Assets $4,465,906 $4,339,783 $4,381,213 $4,520,869 $4,827,786 Adjusted Return on Average Tangible Common Equity 13.14% 16.13% 16.44% 11.87% 11.81% Adjusted Return on Average Assets 1.10% 1.42% 1.44% 1.02% 0.92% Source: S&P Global Market Intelligence, Company Filings.